UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 6, 2023

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, 4th Floor
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per value	IOVA	The Nasdaq Stock Market, LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 6, 2023, the Iovance Biotherapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) virtually, via live webcast. At the Annual Meeting, the Company’s stockholders voted on six proposals, each of which is described in more detail in the Company’s Proxy Statement. At the Annual Meeting, 190,819,338 shares, or approximately 85.051% of all shares of the Company’s common stock outstanding as of the record date, were present either in person or by proxy. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter:

•	Proposal 1: a proposal to elect Iain Dukes, D. Phil., Athena Countouriotis, M.D., Ryan Maynard, Merrill A. McPeak, Wayne P. Rothbaum, Michael Weiser, M.D., Ph.D. and Wendy Yarno to the Board of Directors (the “Board”) to serve as directors until the Company’s 2024 Annual Meeting of Stockholders;
•	Proposal 2: a proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;
•	Proposal 3: a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;
•	Proposal 4: a proposal to approve an amendment to the 2018 Equity Incentive Plan to increase the number of shares available for grant from 20,700,000 shares to 29,700,000 shares;
•	Proposal 5: a proposal to approve an amendment to the 2020 Iovance Employee Stock Purchase Plan to increase the number of shares available for grant from 500,000 shares to 1,400,000 shares; and
•	Proposal 6: a proposal to approve an amendment to the Certificate of Incorporation, as amended, to increase the number of authorized shares of the Company’s common stock from 300,000,000 shares to 500,000,000 shares.

Voting Results

Proposal 1: The voting results for the election of the director nominees were as follows:

	For	Withheld	Broker Non-Vote
Dr. Dukes	148,807,931	21,726,464	20,284,943
Dr. Countouriotis	151,909,502	18,624,893	20,284,943
Mr. Maynard	154,930,213	15,604,182	20,284,943
General McPeak	91,979,426	78,554,969	20,284,943
Mr. Rothbaum	154,805,281	15,729,114	20,284,943
Dr. Weiser	148,314,345	22,220,050	20,284,943
Ms. Yarno	148,822,514	21,711,881	20,284,943

Each of the above nominees was re-elected as a director of the Company.

As the Company previously announced in April 2023, Wendy Dixon, Ph.D. would not be standing for re-election to the Board at the Annual Meeting. Dr. Dixon served out her term until the Annual Meeting. The decision not to stand for re-election was not due to a disagreement between the Company and Dr. Dixon on any matter regarding the Company’s operations, policies or practices. The Company thanks Dr. Dixon for her service to the Board.

Proposal 2: This proposal was approved with 152,122,330 “FOR” votes, 18,005,962 “AGAINST” votes and 406,103 “ABSTAIN” votes. There were 20,284,943 broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 189,050,447 “FOR” votes, 1,427,679 “AGAINST” votes and 341,212 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 163,183,808 “FOR” votes, 7,000,254 “AGAINST” votes and 350,333 “ABSTAIN” votes. There were 20,284,943 broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 166,626,237 “FOR” votes, 3,580,244 “AGAINST” votes and 327,914 “ABSTAIN” votes. There were 20,284,943 broker non-votes in connection with this proposal.

Proposal 6: This proposal was approved with 183,669,098 “FOR” votes, 6,762,171 “AGAINST” votes and 388,069 “ABSTAIN” votes. There were 0 broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2023	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO and President, General Counsel